As filed with the Securities and Exchange Commission on May 20, 2004
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   __________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   __________


                                  VASOGEN INC.
             (Exact name of registrant as specified in its charter)

            CANADA                                            NOT APPLICABLE
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                             Identification No.)

                                   __________

                                2155 Dunwin Drive
                                    Suite 10
                          Mississauga, Ontario, Canada
                                     L5L 4M1
                                 (905) 569-2265
                    (Address of Principal Executive Offices)

                 VASOGEN INC. EMPLOYEE STOCK OPTION PLAN - 2003
                         VASOGEN INC. SHARE OPTION PLAN
                 VASOGEN INC. DIRECTOR STOCK OPTION PLAN - 2003
                           (Full titles of the plans)

                    CT Corporation System, 111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8400
  (Name, address, telephone number, including area code, of agent for service)

                                   COPIES TO:

       Geofrey Myers                              Edwin S. Maynard
     Lang Michener LLP              Paul, Weiss, Rifkind, Wharton & Garrison LLP
         BCE Place                           1285 Avenue of the Americas
 181 Bay Street, Suite 2500                    New York, NY 10019-6064
  Toronto, Ontario M5J 2T7
       (416) 360-8600

                                   __________

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
     Title of Each Class of          Amount to be      Proposed Maximum Offering          Proposed Maximum        Amount of
  Securities to be Registered        Registered(1)     Price                        Aggregate Offering Price(1)   Registration Fee
                                                       Per Share(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value        4,441,693 shareS               $4.93                     $21,897,546               $2,774.42
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents (i) 2,000,000 shares issuable under the exercise of options to be granted pursuant to the Vasogen Inc. Employee Stock Option Plan - 2003,
     (ii) 2,191,693 shares issuable under the exercise of options to be granted pursuant to the Vasogen Inc. Share Option Plan and (iii) 250,000 shares issuable under the exercise of options to be granted pursuant to the Vasogen Inc. Director Stock Option Plan - 2003.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares as quoted on the Nasdaq National Market on May 14, 2004 (a date within five business days of the filing of this Registration Statement).

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                                                                               2


                                     PART I

                  The documents containing the information specified in Part I of Form S-8 are not required to be filed with the U.S. Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933 (the "Securities Act"). The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Vasogen Inc. as required by Part I of Form S-8 and by Rule 428 under the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents which have been and will in the future be filed by us with the SEC are incorporated in this Registration Statement by reference:

         1. Our Annual Report on Form 40-F for the fiscal year ended November 30, 2003, which contains our audited financial statements for the fiscal year ended November 30, 2003.

         2. All other reports filed by us under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since November 30, 2003.

         3. The description of our common shares contained in our Registration Statement on Form 8-A under the Exchange Act, as filed with the SEC on December 16, 2003, including any amendment or report filed for the purpose of amending such description.

                  In addition, all reports and documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the filing date of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), Vasogen Inc. (the "Registrant") may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including


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                                                                               3


an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and they fulfill the conditions set out above. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

                  The by-laws of the Registrant provide that, subject to the limitations contained in the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Registrant's request as a director or officer or an individual acting in a similar capacity of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative investigation or proceeding to which such individual is involved because of that association with the Registrant or other entity, if he acted honestly and in good faith with a view to the best interests of the Registrant, or as the case may be, with a view to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The by-laws of the Registrant also provide that the Registrant shall also indemnify such a person in such other circumstances as the CBCA permits or requires.

                  The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any person referred to in the foregoing paragraph. The Registrant has purchased third party director and officer liability insurance.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.   EXHIBITS

                  A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.  UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
       Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been


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                                                                               5


       advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                                                               6


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 30, 2004.

                                            VASOGEN INC.



                                            By:/s/ Geofrey Myers
                                               ----------------------------
                                               Name:  Geofrey Myers
                                               Title: Assistant Secretary



                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints David G. Elsley and Christopher J. Waddick and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments to this Registration Statement, including post-effective amendments and supplements thereto, and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on April 30, 2004.

SIGNATURE                                    TITLE
---------                                    -----

/s/ David G. Elsley                          President, Chief Executive Officer
--------------------------------             and Director (Principal Executive
David G. Elsley                              Officer)


/s/ Christopher J. Waddick                   Executive-Vice President and Chief
--------------------------------             Financial Officer (Principal
Christopher J. Waddick                       Financial and Accounting Officer)


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                                                                               7


SIGNATURE                                    TITLE
---------                                    -----

/s/ William R. Grant                         Chairman and Director
--------------------------------
William R. Grant


/S/ ANDRE BERARD                             Director
--------------------------------
Andre Berard


/s/ Terrance H. Gregg                        Director
--------------------------------
Terrance H. Gregg


/s/ Benoit La Salle                          Director
--------------------------------
Benoit La Salle


/s/ Surya N. Mohapatra                       Director
--------------------------------
Surya N. Mohapatra


/s/ ELDON R. SMITH                           Director
--------------------------------
Eldon R. Smith


/s/ John C. Villforth                        Director
--------------------------------
John C. Villforth

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                                                                               8


                            AUTHORIZED REPRESENTATIVE

                  Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has duly signed this Registration Statement, solely in the capacity of the duly authorized representative of Vasogen Inc. indicated below on April 30, 2004.


                                               By: /s/ William R. Grant
                                                   ---------------------------
                                                   Name:  William R. Grant
                                                   Title: Chairman and Director



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                                                                               9


                                  EXHIBIT INDEX
                                  -------------



EXHIBIT           DESCRIPTION
-------           -----------

5.1 Opinion of Lang Michener, regarding the legality of the common stock being registered.

23.1              Consent of Lang Michener (included in Exhibit 5.1).

23.2              Consent of KPMG LLP.

24.1              Power of Attorney (included on signature page).